EXHIBIT 10.3
VALERO ENERGY PARTNERS LP
2013 INCENTIVE COMPENSATION PLAN

1.    Objectives. This Valero Energy Partners LP 2013 Incentive Compensation Plan (the “Plan”) has been adopted by Valero Energy Partners GP LLC, a Delaware limited liability company (the “Company”), in its capacity as the general partner of Valero Energy Partners LP, a Delaware limited partnership (the “Partnership”) in order to provide Participants with a proprietary interest in, and alignment with, the growth and performance of the Partnership, the Company and their Affiliates.

2.    Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or any successor accounting standard.

“Authorized Officer” means the Chief Executive Officer of the Company (or any other officer of the Company to whom he or she shall delegate).

“Award” means an Option, Restricted Unit, Phantom Unit, Distribution Equivalent Right, Unit Award, Substitute Award, Unit Appreciation Right, Other Unit-Based Award, Performance Unit or Profits Interest Unit granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award is evidenced.

“Board” means the board of directors of the Company.

“Cause” means the:

(a)
conviction of the Participant by a state or federal court of (i) a felony involving moral turpitude or (ii) embezzlement or misappropriation of funds of the Company, the Partnership, or any of their Affiliates,

(b)
the Committee’s (or the Board’s, as the case may be) reasonable determination that the Participant has (i) committed an act of fraud, embezzlement, theft, or misappropriation of funds in connection with such Participant’s duties in the course of his or her employment with the Company, the Partnership, or any of their Affiliates, or (ii) engaged in gross mismanagement, negligence or misconduct that causes or could potentially cause material loss, damage or injury to the Company, the Partnership, or any of their Affiliates, or their employees, or

(c)
the Committee’s (or the Board’s, as the case may be) reasonable determination that (i) the Participant has violated any company policy, including but not limited to, policies regarding sexual harassment, insider trading, confidentiality, substance abuse and/or conflicts of interest, which violation could result in the termination of the Participant’s employment or service as a Non-employee Director, or (ii) the Participant has failed to satisfactorily perform the material duties of the Participant’s position with the Company, the Partnership, or any of their Affiliates.

“Change in Control” means and shall be deemed to have occurred upon the occurrence of one or more of the following events:  (i) any Person or group, other than Valero Energy or its Affiliates, becomes the beneficial owner, by way of merger, consolidation, recapitalization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership, (ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership, (iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any person other than the Company or an Affiliate of the Company, (iv) a transaction resulting in a Person other than the Company, Valero Energy or one of their Affiliates being the general partner of the Partnership, (v) a transaction resulting in the general partner of the Partnership ceasing to be an Affiliate of Valero Energy, or (vi) a “Change in Control” as defined in the 2011 Omnibus Stock Incentive Plan of Valero Energy, as such plan may be amended, supplemented, restated or succeeded.  Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, the transaction or event with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission or any successor organization.

“Committee” means the Board, except that it shall mean such committee or sub-committee of the Board as may be appointed by the Board to administer the Plan, or as necessary to comply with applicable legal requirements or listing standards.

“Director” means a member of the board of directors or board of managers, as the case may be, of the Company, the Partnership or any of their Affiliates who is not an Officer or other employee of the Company, the Partnership or any of their Affiliates, provided that such person is eligible to receive Awards that may be registered under a Registration Statement on Form S-8 (or any successor form) in accordance with applicable Commission or other rules or regulations.

“Disability” means a disability for which the Participant has been determined to be entitled to benefits under the applicable plan of long-term disability of the Company, the Partnership or any of their Affiliates.  In the absence of any such determination, the Committee or its delegate may make a determination that a Participant has a Disability.  If a Disability constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, then, to the extent required to comply with Section 409A, the Participant must also be considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.

“Distribution Equivalent Right” or “DER” means a contingent right to receive an amount in cash, Units, Restricted Units and/or Phantom Units equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Employee” means an employee of the Company, the Partnership or any of their Affiliates, provided that such employee is eligible to receive Awards that may be registered under a Registration Statement on Form S-8 (or any successor form) in accordance with applicable Commission or other rules or regulations. The term Employee under this Plan may also include any other individual, such as a consultant, who may be considered an “employee” under a Registration Statement on Form S-8 (or any successor form) in accordance with applicable Commission or other rules or regulations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercisable Award” has the meaning given in Section 6(h)(iii)(A)(1) of the Plan.

“Fair Market Value” of a Unit means, as of a particular date is the mean of the highest and lowest sales price per Unit on the consolidated transaction reporting system for the principal national securities exchange on which the Units are listed on that date, or, if there shall have been no such sale so reported on that date, on the next following date on which such a sale is so reported.

“Good Reason” means that the Participant’s employment may be terminated by the Employee for Good Reason anytime within two years following the date of a Change in Control, when Good Reason means:

(a)
the assignment to the Employee of any duties inconsistent in any respect with the Employee’s position (including status, offices, titles and reporting requirements), authority, duties, or responsibilities or any other action by the Company that results in a diminution in such position’s, authority, duties, or responsibilities, excluding for this purpose an isolated, insubstantial, and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Employee;

(b)
any reduction in the Employee’s base salary, annual incentive target opportunity, and/or long‐term incentive target opportunity below the level at which the Employee was awarded compensation immediately prior to the Change in Control;

(c)
the Company’s requiring that the Employee to be based at any office or location other than the location at which the Employee was based immediately preceding the Change in Control or a location other than the principal executive offices of the Company, without the Employee’s written consent; or

(d)	any requirement for the Employee to travel on Company business to a substantially greater extent than required immediately prior to the Change in Control.

“Officer” means any individual who is appointed or elected to serve as an officer of the Company, the Partnership or any of their Affiliates, provided that such individual is eligible to receive Awards that may be registered under a Registration Statement on Form S-8 (or any successor form) in accordance with applicable Commission or other rules or regulations.

“Option” means an option to purchase Units granted pursuant to Section 6(a) of the Plan.

“Other Unit-Based Award” means an Award granted pursuant to Section 6(f) of the Plan.

“Participant” means an Employee, Officer or Director granted an Award under the Plan and any authorized transferee of such individual.

“Partnership Agreement” means the Agreement of Limited Partnership of the Partnership, as it may be amended or amended and restated from time to time.

“Performance Unit” has the meaning given in Section 6(f) of the Plan.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Phantom Unit” means a notional interest granted under the Plan that, to the extent vested, entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

“Plan Year” means the calendar year.

“Profits Interest Unit” means to the extent authorized by the Partnership Agreement, an interest in the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Department of Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto.

“Recoupment Provision” means any clawback or recovery provision required by applicable law including United States federal and state securities laws or by any national securities exchange on which the Units of the Partnership are listed or any applicable regulatory requirement, or as set forth in any individual Award Agreement under the Plan.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted pursuant to Section 6(b) of the Plan that is subject to a Restricted Period.

“Retirement” means termination of Service due to retirement upon attainment of certain age and/or service requirements specified by the Partnership’s, the Company’s, or their Affiliates’ qualified retirement program(s) or successor programs or as determined by the Committee (or the Board, as the case may be) in the event of early retirement.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Code and the Department of Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date (as defined in Section 9 below).

“Service” means service as an Employee, Officer or Director.  The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to terminations of Service, including, without limitation, the question of whether and when a termination of Service occurred and/or resulted from a discharge for Cause, and all questions of whether particular changes in status or leaves of absence constitute a termination of Service, provided that a termination of Service shall not be deemed to occur in the event of a termination where there is simultaneous commencement by the Participant of a relationship with the Partnership, the Company or any of their Affiliates as an Employee, Officer or Director.

“Substitute Award” means an Award granted pursuant to Section 6(g) of the Plan.

“Unit” means a common unit of the Partnership.

“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR. Such excess value may take the form of Units or cash as determined by the Committee.

“Unit Award” means an Award granted pursuant to Section 6(d) of the Plan.

“Valero Energy” means Valero Energy Corporation, a Delaware corporation, or its successor.

3.    Administration.

(a)    The Plan shall be administered by the Committee, subject to subsection (b) below, provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee (or the Board, as the case may be) shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to a Participant;

(iii)	determine the number of Units to be covered by Awards;

(iv)	determine the terms and conditions of any Award;

(v)	determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled or forfeited;

(vi)	interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan;

(vii)
establish, amend, suspend or waive such rules and regulations and appoint such agents, administrators, trustees, or other service providers as it shall deem appropriate for the proper administration of the Plan; and

(viii)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
The Committee (or the Board, as the case may be) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee (or the Board, as the case may be) deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee (or the Board, as the case may be), may be made at any time, and shall be final, conclusive and binding upon all Persons, including the Company, the Partnership, any of their Affiliates, any Participant and any beneficiary of any Participant.

(b)    To the extent permitted by applicable law and the rules of any securities exchange on which the Units are listed, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more Officers the authority to grant or amend Awards or to take other administrative actions pursuant to Section 3(a), provided, however, that in no event shall an Officer be delegated the authority to grant Awards to, or amend Awards held by: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) Officers (or Directors) to whom authority to grant or amend Awards has been delegated hereunder, provided, further, that any delegation of administrative authority shall only be permitted to the extent that it is permissible under applicable provisions of the Code and applicable securities laws and the rules of any securities exchange on which the Units are listed. Any delegation hereunder shall be subject to such limitations as the Board or Committee, as applicable, specifies at the time of such delegation, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegate.

4.    Units Available for Awards.

(a)    Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that will be available to be delivered with respect to Awards under the Plan is 3,000,000 common units plus Units previously subject to Awards under the Plan that are forfeited, terminated, cancelled or rescinded, settled in cash in lieu of Units, or exchanged for Awards that do not involve Units, or expire unexercised. If any Award is forfeited, canceled, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (for the avoidance of doubt, the grant of Restricted Units is not a delivery of Units for this purpose unless and until such Restricted Units vest and any restrictions placed upon them under the Plan lapse), then to the extent of such forfeiture, cancellation, termination or expiration, the Units subject to such Award shall again be available for Awards under the Plan. To the extent permitted by applicable law and securities exchange rules, Substitute Awards and Units issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Partnership or any Affiliate thereof shall not be counted against the Units available for issuance pursuant to the Plan. There shall not be any limitation on the number of Awards that may be paid in cash, provided that no Participant may receive during any calendar year Awards that are to be settled in cash covering an aggregate of more than twenty million dollars. No Participant may receive during any calendar year Awards that are to be settled in Units covering an aggregate of more than one million Units. The following additional parameters shall apply:

(i)
Awards that are valued by reference to Units that may be settled in cash will reduce the number of Units available for issuance pursuant to the Plan, provided that to the extent the Award is ultimately settled or paid in cash, Units subject to such Award will not be considered to have been issued and will not be applied against the maximum number of Units available under the Plan.

(ii)
If an Award may be settled in Units or cash, such Units shall be deemed issued only when and to the extent that settlement or payment is actually made in Units. To the extent an Award is settled or paid in cash, and not in Units, any Units previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under the Plan, and the maximum number of Units that may be issued or transferred under the Plan shall be reduced only by the number of Units actually issued and transferred to the Participant.

(iii)
Notwithstanding the foregoing: (i) Units withheld or tendered to pay withholding taxes or the exercise price of an Award shall not again be available for the grant of Awards under the Plan, and (ii) the full number of Units subject to an Option or UAR granted that are settled by the issuance of Units shall be counted against the Units authorized for issuance under this Plan, regardless of the number of Units actually issued upon the settlement of such Option or UAR.

(iv)
Any Units repurchased by the Company or the Partnership on the open market using the proceeds from the exercise of an Award shall not increase the number of Units available for the future grant of Awards.

(b)    Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Partnership, any Affiliate thereof or any other Person, or Units otherwise issuable by the Partnership, or any combination of the foregoing, as determined by the Committee in its discretion.

(c)    Anti-dilution Adjustments. The existence of outstanding Awards shall not affect in any manner the right or power of the Company, the Partnership or its unitholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the units of the Partnership or its business or any merger or consolidation of the Partnership or the Company, or any issue of bonds, debentures, other class of units (whether or not such issue is prior to, on a parity with or junior to the Units) or the dissolution or liquidation of the Partnership or the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(i)
Equity Restructuring. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.

(ii)
Other Changes in Capitalization. In the event of any non-cash distribution, Unit split, combination or exchange of Units, merger, consolidation or distribution (other than normal cash distributions) of Partnership assets to unitholders, or any other change affecting the Units of the Partnership, other than an “equity restructuring,” the Committee may make equitable adjustments, if any, to reflect such change with respect to (A) the aggregate number and kind of Units that may be issued under the Plan; (B) the number and kind of Units (or other securities or property) subject to outstanding Awards; (C) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (D) the grant or exercise price per Unit for any outstanding Awards under the Plan.

5.    Eligibility. In the sole discretion of the Committee, any Employee, Officer or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

6.    Awards.

(a)    Options and UARs. The Committee shall have the authority to determine the Employees, Officers, and Directors to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. Options which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) and UARs which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) or, in each case, any successor regulation, may be granted only if the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iii), or any successor regulation, are satisfied. Options and UARs that are otherwise exempt from or compliant with Section 409A may be granted to any eligible Employee, Officer or Director.

(i)
Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted but may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.

(ii)
Time and Method of Exercise. The Committee shall determine the exercise terms and any applicable Restricted Period with respect to an Option or UAR, which may include, without limitation, provisions for accelerated vesting (if any) upon the achievement of specified performance goals and/or other events, and the method or methods by which payment of the exercise price with respect to an Option or UAR may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless” exercise or a “net exercise” through procedures approved by the Company, or any combination of the foregoing methods.

(iii)	Term of Options and UARs. The term of each Option and UAR shall be stated in the Award Agreement, provided that the term shall be no more than 10 years from the date of grant thereof.

(b)    Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Officers and Directors to whom Restricted Units and/or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(i)
Payment of Phantom Units. The Committee shall specify in an Award Agreement, or permit the Participant to elect in accordance with the requirements of Section 409A, the conditions and dates or events upon which the cash or Units underlying an Award of Phantom Units shall be issued, which dates or events shall not be earlier than the date on which the Phantom Units vest and become non-forfeitable and which conditions and dates or events shall be subject to compliance with Section 409A (unless the Phantom Units are exempt therefrom).

(ii)
Vesting of Restricted Units. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate (or book-entry account, as applicable) so that the Participant then holds an unrestricted Unit.

(c)    Distribution Equivalent Rights. The Committee shall have the authority to determine the Employees, Officers and/or Directors to whom DERs are granted, whether such DERs are in tandem with other Awards or constitute separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), any vesting restrictions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the applicable Award Agreements. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such DERs shall be converted to cash, Units, Restricted Units and/or Phantom Units by such formula and at such time and subject to such limitations as may be determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A.

(d)    Unit Awards. Awards of Units may be granted under the Plan (i) to such Employees, Officers and/or Directors and in such amounts as the Committee, in its discretion, may select, and (ii) subject to such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(e)    Profits Interest Units. Any Award consisting of Profits Interest Units may be granted to an Employee, Officer or Director for the performance of services to or for the benefit of the Partnership (i) in the Participant’s capacity as a partner of the Partnership, (ii) in anticipation of the Participant becoming a partner of the Partnership, or (iii) as otherwise determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Profits Interest Units shall vest and become non-forfeitable, and may specify such conditions to vesting as it deems appropriate. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose.

(f)    Other Unit-Based Awards/Performance Units. Other Unit-Based Awards may be granted under the Plan to such Employees, Officers and/or Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an Award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any Other Unit-Based Award. Upon vesting, an Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the Award Agreement. Without limiting the type or number of Other Unit-Based Awards that may be made under the Plan, any Other Unit-Based Award may be in the form of an Other Unit-Based Award which vests based on performance criteria selected by the Committee (“Performance Units”). Employees who are Officers at the time a performance vested Award is made that will settle in full-value Units may (or may not) be subject to an additional holding period after the performance period ends. The Committee shall set performance criteria in its sole discretion which, depending on the extent to which they are met, may determine the value and/or amount of such performance vested Awards that will be paid out to the Participant and/or the portion of a performance vested Award that may be exercised. Further, the Committee shall have the discretion to adjust the performance goals as well as the level of the performance vested Award that a Participant may earn if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and/or have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, force majeure events, unlawful acts committed against the Company or its property, labor disputes, legal mandates, asset write-downs, litigation, claims, judgments or settlements, the effect of changes in tax law or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs, changes in the capital structure of the Company and extraordinary accounting changes. In addition, performance goals and performance vested Awards shall be calculated without regard to any changes in accounting standards or codifications that may be required by the Financial Accounting Standards Board (or any successor organization) after such performance goals are established.

(g)    Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees, Officers or Directors as a result of a merger, consolidation or acquisition by the Partnership or an Affiliate of another entity or the assets of another entity.

(h)    General.

(i)
Award Agreements. Each Award shall be evidenced in either an individual Award Agreement or within a separate plan, policy, agreement or other written document, which shall reflect any vesting conditions or restrictions imposed by the Committee covering a period of time specified by the Committee and shall also contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion, including but not limited to applicable Recoupment Provisions.

(ii)
Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)	Termination of Service.

(A)    Exercisable Awards.

(1)    Vesting and Exercise. Except as otherwise provided in the Plan, or otherwise determined by the Committee and included in the applicable Award Agreement, an Option or other Award having an exercise provision (each, an “Exercisable Award”) vests in and may be exercised by a Participant only while the Participant is and has continually been since the date of the grant of the Exercisable Award an Employee, Officer or Director.

(2)    Voluntary Termination by Participant (Exercisable Awards). If a Participant’s employment or service as an Officer or Director is voluntarily terminated by the Participant (other than through Retirement, death or Disability; see subsection (C) below), then: (i) that portion of any Exercisable Award that has not vested on or prior to such date of termination shall automatically lapse and be forfeited, and (ii) all vested but unexercised Exercisable Awards previously granted to that Participant under the Plan shall automatically lapse and be forfeited at the close of business on the 30th day following that date of such Participant’s termination, unless an Exercisable Award expires earlier according to its original terms.

(3)    Involuntary Termination for Cause (Exercisable Awards). If a Participant’s employment or service as an Officer or Director is involuntarily terminated by the Company or the Partnership for Cause: (i) that portion of any Exercisable Award that has not vested on or prior to such date of termination shall automatically lapse and be forfeited, and (ii) all vested but unexercised Exercisable Awards previously granted to that Participant under the Plan shall automatically lapse and be forfeited at the close of business on the 30th day following that date of such Participant’s termination, unless an Exercisable Award expires earlier according to its original terms.

(4)    Involuntary Termination Other Than for Cause (Exercisable Awards). If a Participant’s employment or service as an Officer or Director is involuntarily terminated by the Company or the Partnership other than for Cause: (i) that portion of any Exercisable Award that has not vested on or prior to such date of termination shall automatically lapse and be forfeited, and (ii) all vested but unexercised Exercisable Awards previously granted to that Participant under the Plan shall automatically lapse and be forfeited at the close of business on the last business day of the twelfth month following the date of the Participant’s termination, unless an Exercisable Award expires earlier according to its original terms.

(B)    Awards Other Than Exercisable Awards. Except as otherwise provided in the Plan, or otherwise determined by the Committee and included in the applicable Award Agreement, if a Participant’s employment or service as an Officer or Director is voluntarily terminated by the Participant (other than through Retirement, death or Disability; see subsection (C) below), or is terminated by the Company or the Partnership with or without Cause, then any Award other than an Exercisable Award previously granted to that Participant under the Plan that remains unvested shall automatically lapse and be forfeited at the close of business on the date of such Participant’s termination of employment or service.

(C)    Retirement, Death, Disability. Except as otherwise provided in the Plan, or otherwise determined by the Committee and included in the applicable Award Agreement, if a Participant’s employment or service as an Officer or Director is terminated because of Retirement, death or Disability, any Award held by the Participant shall remain outstanding and vest or become exercisable according to the Award’s original terms, provided that any Restricted Units or Phantom Units held by the Participant that remain unvested as of the date of Retirement, death or Disability shall immediately vest and become non-forfeitable as of such date.

(D)    Amendments to Awards. Subject to any express limitations set forth in this Plan, in connection with a termination of Service, the Committee or the Chief Executive Officer of the Company may prescribe new or additional terms for the vesting, exercise or realization of any Award, provided that no such action shall deprive a Participant or beneficiary, without his or her consent, of the right to any benefit accrued to his or her credit at the time of such action.

(iv)
Director Awards. The Committee may, in its discretion, provide that Awards granted to Directors shall be granted pursuant to a non-discretionary formula established by the Committee by resolution, subject to the limitations of the Plan. Any such resolution shall set forth the type of Awards to be granted to Directors, the number of Units to be subject to Director Awards, the conditions on which such Awards shall be granted, vest, become exercisable and/or payable and expire, and such other terms and conditions as the Committee shall determine in its discretion. The Committee may also establish a written policy for grants to Directors which shall set forth the type and terms of Awards granted to Directors and such policy may be modified by the Committee from time to time in its discretion.

(v)	Limits on Transfer of Awards.

(A)    Except as provided in paragraph (B) below, each Option and UAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution and no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.

(B)    The Committee may provide in an Award Agreement or in its discretion that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act, as applicable, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.  In addition, vested Units may be transferred to the extent permitted by the Partnership Agreement and not otherwise prohibited by the Award Agreement or any other agreement or policy restricting the transfer of such Units.

(vi)	Term of Awards. Subject to 6(a)(iv) above, the term of each Award, if any, shall be for such period as may be determined by the Committee, but may not exceed 10 years.

(vii)
Uncertificated Units. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, actual certificates evidencing Units issued in connection with any Award will not be delivered to Participants by the Company or the Partnership. Rather, Units issued under the Plan will be registered in uncertificated book-entry form. As a result, holders of Units will receive account statements reflecting their ownership interest in the Units. The book-entry Units will be held with the Company’s transfer agent, which will serve as the record keeper for all Units being issued in connection with the Plan. Any Units issued pursuant to book entry procedures pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and/or other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed with any book entry to make appropriate reference to such restrictions.

(viii)	Consideration for Grants. To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.

(ix)
Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, subject to compliance with Section 409A, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined that the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

7.    Amendment and Termination; Certain Transactions. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded:

(a)    Amendments to the Plan. Subject to 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan in any manner without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. The Board shall obtain approval of the unitholders of the Partnership for any Plan amendment to the extent necessary to comply with applicable law or securities exchange listing standards or rules.

(b)    Amendments to Awards. Subject to 7(a) above, the Committee (or the Board, as the case may be) may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to 7(c) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant. No Option Award may be repriced, replaced, regranted through cancellation or modified without approval of the unitholders of the Partnership (except as contemplated in 7(c) below), if the effect would be to reduce the exercise price for the Units underlying such Award.

(c)    Actions Upon the Occurrence of Certain Events. Unless otherwise specifically prohibited under applicable laws, or by the rules of any governing governmental agency or authority or national securities exchange, at the time an Award is made or granted hereunder or at any time prior to, coincident with, or after the time of a Change in Control, or in connection with a transaction or event described in Section 4(c), any change in applicable laws or regulations affecting the Plan or Awards hereunder, or any change in accounting principles affecting the financial statements of the Company or the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of an Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions, which shall apply only upon the occurrence of a Change in Control or applicable event or, if later, upon the action being taken:

(i)
provide for the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment, or distribution of an Award so that any Award to a Participant whose employment has been terminated as a result of a Change in Control may be vested, exercised, paid, or distributed in full on or before a date fixed by the Committee, and in connection therewith the Committee may (i) provide for an extended period to exercise Options (not to exceed the original term) and (ii) determine the level of attainment of any applicable performance goals;

(ii)
provide for the purchase of any Awards from a participant whose employment has been terminated as a result of a Change in Control, upon the Participant’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment, or distribution of such rights had such Award been currently exercisable or payable;

(iii)	cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change in Control;

(iv)
provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been payable upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(v)
provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(vi)
make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, the number and kind of outstanding Awards, the terms and conditions of (including the exercise price), and/or the vesting and performance criteria included in, outstanding Awards;

(vii)	provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and/or

(viii)	provide that the Award cannot be exercised or become payable after such event and shall terminate upon such event.

For purposes of subparagraphs (i) and (ii) above, any Participant whose employment is either (A) terminated by the Company other than for “Cause,” or (B) terminated by the Participant for “Good Reason” (each as defined in this Plan) in either case upon, or on or prior to the second anniversary of a Change in Control, shall be deemed to have been terminated as a result of the Change in Control.

(d)    Notwithstanding the foregoing, (i) with respect to an above event that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant to ASC Topic 718, the provisions in Section 4(c) above shall control to the extent they are in conflict with the discretionary provisions of this Section 7, provided however, that nothing in Section 7(c) or Section 4(c) above shall be construed as providing any Participant or any beneficiary of an Award any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth in this Section 7 or in Section 4(c) above; and (ii) no action shall be taken under this Section 7 that shall cause an Award to result in taxation under Section 409A, to the extent applicable to such Award.

8.    General Provisions.

(a)    No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, including the treatment upon termination of Service. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)    Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate thereof is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to a Participant the amount (in cash or Units, including Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of an Award, including its grant, its exercise, the lapse of restrictions thereon, a Participant becoming retirement-eligible, or any payment or transfer of an Award under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units which may be so withheld or surrendered shall be limited to the number of Units which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(c)    No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any of their Affiliates, or to remain on the Board, as applicable. Furthermore, the Company, the Partnership and/or an Affiliate thereof may at any time dismiss a Participant from Service free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and the Participant.

(d)    Limitation of Liability. No member of the Board or the Committee or Officer to whom the Board or the Committee has delegated authority in accordance with the provisions of Section 3 of this Plan shall be liable for anything done or omitted to be done by him or her by any member of the Board or the Committee or by any Officer in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(e)    No Rights as Unitholder. Except as otherwise provided herein, a Participant shall have none of the rights of a unitholder with respect to Units covered by any Award unless and until the Participant becomes the record owner of such Units.

(f)    Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall include the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date (as defined in Section 9 below), the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect) and/or take any other actions that the Committee determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (i) exempt the Award from Section 409A, or (ii) comply with the requirements of Section 409A; provided, however, that nothing herein shall create any obligation on the part of the Committee, the Partnership, the Company or any of their Affiliates to adopt any such amendment, policy or procedure or take any such other action, nor shall the Committee, the Partnership, the Company or any of their Affiliates have any liability for failing to do so. Notwithstanding any provision in the Plan to the contrary, the time of payment with respect to any Award that is subject to Section 409A shall not be accelerated, except as permitted under Treasury Regulation Section 1.409A-3(j)(4). Notwithstanding any provision of this Plan to the contrary, if a Participant is a “Specified Employee” within the meaning of Section 409A as of the date of such Participant’s termination of Service and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A that: (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt under Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid as soon as practicable on the first business day next following the earlier of: (1) the date that is six months and one day following the date of termination; or (2) the date of the Participant’s death.

(g)    Compliance with Laws.

(i)
The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange on which the Units are listed, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company or the Partnership, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company or the Partnership, provide such assurances and representations to the Company or the Partnership as the Company or the Partnership may deem necessary or desirable to assure compliance with all applicable legal requirements.

(ii)
Notwithstanding any other provision of this Plan to the contrary, the Committee (or the Board, as the case may be) may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section to any Award granted under the Plan without further consideration or action.

(iii)
If an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such Participant to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s or the Partnership’s obligations with respect to tax equalization for Participants employed outside their home country.

(h)    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas without regard to its conflicts of laws principles.

(i)    Severability. If any provision of the Plan or any Award is or becomes, or is deemed to be, invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(j)    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(k)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Partnership or any of their Affiliates, on the one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership or any participating Affiliate of the Partnership.

(l)    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated or otherwise eliminated.

(m)    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

(n)    No Guarantee of Tax Consequences. None of the Board, the Committee, the Company or the Partnership provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant or other Person.

(o)    Non-U.S. Participants. The Board or Committee may grant Awards to persons outside the United States under such terms and conditions as may, in the judgment of the Board or Committee, as applicable, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified vesting, exercise or settlement procedures and other terms and procedures. Notwithstanding the above, neither the Board nor the Committee may take any actions under this Plan, and no Awards shall be granted, that would violate the Exchange Act, the Code or any other applicable law.

(p)    Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Committee may select, and the Partnership, the Company and all of their Affiliates shall be relieved of any further liability for payment of such amounts.

9.    Term of the Plan. The Plan shall be effective on the date on which the Plan is adopted by the Board (the “Effective Date”) and shall continue for a period of 10 years thereafter. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.